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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                  Date of earliest event reported: May 1, 2000
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                           NEXT GENERATION MEDIA CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

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
               NEVADA                       2-74785-B                88-0169543
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    (State or other jurisdiction           (Commission              (IRS Employer
          of incorporation)               File Number)           Identification No.)
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        8380 Alban Road, Springfield, Virginia                    22150
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     (703) 913-0425
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                                       N/A
                                       ---

         (Former name or former address, if changed since last report.)


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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

ACQUISITION OF APPROXIMATELY 52% OF NEXT GENERATION MEDIA CORPORATION FULLY-DILUTED STOCK

       On May 1, 2000, The BigHub.com, Inc. ("BigHub") purchased stock and options to purchase common stock equal to approximately 52% of the fully-diluted issued and outstanding capital stock of Next Generation Media Corporation ("NexGen"), from Gerard Bernier, Joel Sens, John Banas, and an aggregate of 25 other shareholders of NexGen.

       BigHub purchased the shares of NexGen common stock using shares of BigHub common stock as consideration. The NexGen common stock was valued at $1.70 per share, while BigHub's common stock was valued at $5.00 per share, both based on market prices of the stock. The securities purchased from shareholders of NexGen consisted of (i) 661,404 shares of NexGen common stock which were converted from an aggregate of 247,365 shares of NexGen's Series A Preferred Stock held by 25 shareholders (the "Series A Preferred Stockholders"); (ii) an aggregate of 94,581 shares of NexGen common stock paid to the Series A Preferred Stockholders as dividends; (iii) options to purchase an aggregate of 164,915 shares of NexGen common stock, with an exercise price of $.16 per share, assigned to BigHub by the Series A Preferred Stockholders; (iv) options to purchase an aggregate of 300,000 shares of NexGen common stock, with an exercise price of $.50, from Gerard R. Bernier and Joel Sens; and (v) an aggregate of 2,419,115 shares of common stock held by Gerard Bernier, Joel Sens and John Banas.

       The total number of BigHub shares paid as consideration for the NexGen securities was 1,079,545, which were valued under the transaction at an aggregate price of $5,397,725. Gerard Bernier, Joel Sens, and John Banas, received an aggregate of 822,499 shares of BigHub common stock, while the remaining selling shareholders of NexGen received an aggregate of 257,046 shares of BigHub common stock. In addition, Mr. Bernier and Mr. Sens received options to purchase an aggregate of 300,000 shares of BigHub's common stock at an exercise price of $1.25 per share and options to purchase an aggregate of 400,000 shares of BigHub's common stock at an exercise price of $5.50 per share.

       In conjunction with the transactions between BigHub and the selling shareholders described above, NexGen received a working capital loan in the amount of $500,000 from BigHub and agreed to include two appointees of BigHub on its five member Board of Directors.

       BigHub (www.thebighub.com) is a business-to-business e-commerce solution provider that delivers private branding content for high-traffic Internet companies, and is a gateway to a network of "Big"-branded affiliate sites designed to leverage the traffic and capabilities of BigHub's meta-search engine. Allowing users to simultaneously



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search multiple search engines, web directories and news databases on one site,
BigHub's proprietary search technology was previously named among the Web's top 10 search engines by The New York Times and The Miami Herald. By uniting a diverse portfolio of "Big" companies - such as The BigStore.com - within a web-based network, BigHub seeks to create a consumer destination with an emphasis on commerce, content and community. Current licensees of BigHub's business-to-business e-commerce solutions, search technologies and content include China.com, Quepasa.com and PriceNetUSA.com.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

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
     EXHIBIT
     NUMBER                           DESCRIPTION
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
       2.1    Stock Purchase Agreement, dated March 16, 2000, by and among The
              BigHub.com, Inc., Next Generation Media Corp., the "Preferred
              Shareholders" and the "Common Shareholders."

       2.2 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corp., Gerard R. Bernier, and Joel Sens.

       10.1 Registration Rights Agreement, dated March 16, 2000, by and among BigHub.com, Inc. and Investors.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BIGHUB.COM, INC.

Date:  May 17, 2000                     By:     /s/ Frank Miller
                                                -----------------
                                        Name:  Frank Miller
                                        Title: Chief Financial Officer



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                               INDEX TO EXHIBITS

Exhibit Number      Description of Document

2.1 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corporation, the "Preferred Shareholders" and the "Common Shareholders."

2.2 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corporation, Gerard R. Bernier, and Joel Sens.

10.1 Registration Rights Agreement, dated March 16, 2000, by and among BigHub.com, Inc. and Investors.